UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K/A

AMENDMENT NO. 1

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): April 30, 2014

Aceto Corporation

(Exact Name of Registrant as Specified in its Charter)

New York	000-04217	11-1720520
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4 Tri Harbor Court, Port Washington, New York 11050

(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code: (516) 627-6000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On April 30, 2014, Rising Pharmaceuticals, Inc., a wholly owned subsidiary of Aceto Corporation (“Aceto”), acquired 100% of the issued and outstanding membership interests of PACK Pharmaceuticals, LLC (“PACK”). PACK, a national marketer and distributor of generic prescription and over-the-counter pharmaceutical products, has headquarters in Buffalo Grove, Illinois, a suburb of Chicago. The purchase price was approximately $91,596,000 which was comprised of the issuance of 259,814 shares of Aceto common stock, valued at $5,685,000 and a cash payment of approximately $85,911,000. The purchase agreement also provides for a three-year earn-out of up to $15,000,000 in cash based on the achievement of certain performance-based targets.

On May 2, 2014, Aceto Corporation filed a Current Report on Form 8-K stating that it completed the acquisition of 100% of the membership interests of PACK and that the financial statements and pro forma financial information required under Item 9.01 of Form 8-K would be filed within the time period specified in the instructions to Item 9.01 of Form 8-K. This amended Current Report on Form 8-K contains the required financial statements and pro forma financial information.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

The audited financial statements of PACK Pharmaceuticals, LLC, for the fiscal year ended December 31, 2013 are attached hereto as Exhibit 99.1.

(b) Pro Forma Financial Information.

The unaudited pro forma financial information for Aceto, after giving effect to the acquisition of 100% of the membership interests of PACK and adjustments described in such pro forma financial information, are attached hereto as Exhibit 99.2.

Exhibit No.	Description

23.1	Consent of Plante & Moran, PLLC.

99.1	Audited financial statements of PACK Pharmaceuticals, LLC for the fiscal year ended December 31, 2013.

99.2	Unaudited pro forma financial information for Aceto, after giving effect to the acquisition of 100% of the membership interests of PACK and adjustments described in such pro forma financial information.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ACETO CORPORATION

Date: July 10, 2014	By:	/s/ Salvatore Guccione
Salvatore Guccione President and CEO

3